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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
Numbers

33-80615 and 333-25621 on Forms S-8 of BENCHMARQ Microelectronics, Inc., and in the related Prospectuses of our report dated January 26, 1998, except for Notes 11 and 12, as to which the date is March 2, 1998, with respect to the consolidated financial statements and schedule of BENCHMARQ Microelectronics, Inc., included in the annual report on Form 10-K for the year ended December 31, 1997.

                                                           /s/ Ernst & Young LLP


March 30, 1998
Dallas, Texas